Exhibit 3.22

BYLAWS

OF

FIBERWEB, INC.

ARTICLE 1: OFFICES

Section 1: Principal Office. The principal office of the Corporation shall be at 70 Old Hickory Boulevard, Old Hickory, Tennessee 37138.

Section 2: Other Offices. The Corporation may also have offices at such other places within and without the State of South Carolina as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2: SHAREHOLDERS

Section 1: Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or as the Board of Directors may otherwise designate in the notice of the meeting or in a waiver of notice of such meeting.

Section 2: Annual Meetings. An annual meeting of the shareholders shall be held each year within thirteen (13) months after the date of the preceding annual meeting, and at a time to be set by the Board of Directors in accordance with all applicable notice requirements. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3: Special Meetings. (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by the South Carolina Business Corporation Act of 1988, as amended or any successor provisions thereof (the “Act”), the Articles of Incorporation of the Corporation (the “Articles”), or these Bylaws, may be called by the chairman of the Board of Directors or a majority of the Board of Directors.

(b) In addition to a special meeting called in accordance with subsection 3(a) of this Article 2, the Corporation shall, if and to the extent that it is required by applicable law, hold a special meeting of shareholders if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the secretary of the Corporation one or more written demands for the meeting. Such written demands shall be delivered to the secretary by certified mail, return receipt requested. Such written demands sent to the secretary of the Corporation shall set forth as to each matter the shareholder or shareholders propose to be presented at the special meeting a description of the purpose or purposes for which the meeting is to be held, including the specific proposal(s) to be presented. Any such special shareholders’ meeting shall be held at a location designated by the Board of Directors. The Board of Directors may set such rules for any such meeting as it may deem appropriate, including when the meeting will be held (subject to any requirements of the Act) and the agenda for the meeting, which may include any proposals desired to be made by the Board of Directors.

(c) Business transacted at any special meeting shall be confined to the specific purpose or purposes stated in the notice of the meeting.

Section 4: Notice. (a) Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the specific purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Except as may be expressly provided by law, no failure or irregularity of notice of any meeting shall invalidate the same or any proceeding or action thereto.

(b) The notice of each special shareholders meeting shall include a description of the specific purpose or purposes for which the meeting is called. Except as provided by law, the Articles or these Bylaws, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

(c) Except as otherwise provided by law, notice may be given by either personal notice, telephone, facsimile, electronic communication such as e-mail, overnight courier or United States mail. Notwithstanding the foregoing, notice must be in writing unless oral notice is reasonable under the circumstances. Except as otherwise provided by law, written notice, if in a comprehensible form, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner.

(d) A shareholder may waive any notice required by the Act, the Articles, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5: Quorum. The holders of a majority of the shares outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles or these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes.

Section 6: Method of Voting: Proxies. (a) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Votes shall be taken by voice, by hand or in writing, as directed by the chairman of the meeting. Voting for directors shall be in accordance with Article 3, Section 3 of these Bylaws.

(b) A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him, including giving waivers and consents, by signing an appointment form, either personally or by his attorney-in-fact. All proxies must have an effective date. If not dated by the person giving the proxy, the effective date of the proxy is the date on which it is received by the person appointed to serve as proxy, which date must be noted by the appointee on the appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Unless a time of expiration is otherwise specified, an appointment is valid for eleven months. An appointment of a proxy is revocable by the shareholder, except as provided by Section 33-7-220(d) of the Act or any subsequent provision of like tenor and import. Proxies delivered by facsimile to the Corporation, if otherwise in order, shall be valid.

Section 7: Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, including any special meeting, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten nor more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. Except as otherwise provided by law, if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date.

Section 8: Shareholders’ List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting, and show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder is entitled on written demand to inspect and, subject to the requirements of Section 33-16-102(c) or any subsequent provision of like tenor and import, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 9: Shareholder Action Without Meeting. Action to be taken at a shareholders’ meeting may otherwise be taken without a meeting if the action is taken by the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ARTICLE 3: DIRECTORS

Section 1: Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles or these Bylaws directed or required to be done or exercised by the shareholders.

Section 2: Number of Directors. The authorized number of directors shall be not less than two nor more than five directors, with the precise number thereof being fixed by the Board of Directors from time to time. The members of the Board of Directors need not be shareholders nor need they be residents of any particular state or a citizen of the United States.

Section 3: Election and Term. Directors shall be elected by the Shareholders at the annual meeting by a plurality vote. Directors shall hold office until the next annual meeting of the Shareholders or until their successors have been elected or until their earlier resignation or removal.

Section 4: Vacancies. Any vacancy occurring in the Board of Directors, whether by increase in the number of directors or by death, resignation, removal or otherwise may be filled by an affirmative vote of a majority of the remaining directors then in office.

Section 5: Resignation. Any director may resign by delivering written notice to the Board of Directors, the chairman or the Corporation. Such resignation of a director is effective when the notice is delivered unless the notice specifies a later effective date.

Section 6: Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of South Carolina.

Section 7: Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 8: Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, president or any two directors, on not less than two business day notice to all directors. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting. The notice does not need to describe the anticipated purpose or purposes of the special meeting.

Section 9: Telephone and Similar Meetings. Directors may participate in and hold a meeting by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the holding of the meeting or the transacting of any business at the meeting on the ground that the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting.

Section 10: Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by law, the Articles or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 11: Waiver of Notice. A director may waive any notice required by the Act, the Articles, or these Bylaws before or after the date and time stated in the notice. Except as provided in the following sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 12: Compensation. Each director is entitled to receive reasonable compensation, if any, as may be determined by resolution of the Board of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing committees and special committees may, by resolution of the Board of Directors, be allowed compensation for attending committee meetings.

Section 13: Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 14: Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by unanimous written consent of all the directors. Such consent shall have the same force and effect as a meeting vote and may be described as such in any document. Signatures on any such consent may be obtained by facsimile.

Section 15: Notice. Except as otherwise required by law, notice may be given by personal notice, telephone, facsimile, electronic communication, overnight courier or United States mail. Notwithstanding the foregoing, notice must be in writing unless oral notice is reasonable under the circumstances. Except as otherwise provided by law, written notice, if in a comprehensible form, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE 4: COMMITTEES

Section 1: Board Committees. The Board of Directors may appoint such Board committees as it deems appropriate, each consisting of two or more directors. Any director may serve on any such committee. Any committee appointed under this Section 1 shall perform such duties and assume such responsibility as may from time to time be placed upon it by the Board of Directors.

Section 2: Other Committees. The Board of Directors may establish other Committees from time to time consisting of directors and/or other individuals, as required or as it deems appropriate. Any committee appointed under this Section 2 of Article 4 shall perform such duties and assume such responsibility as may from time to time be placed upon it by the Board of Directors.

Section 3: Meetings. Time, place and notice of committee meetings shall be as called and specified by the committee chairman or any two members of each committee.

Section 4: Quorum; Majority Vote. At a meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 5: Procedure. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors at its next regular meeting. The minutes of the proceedings of the committees shall be placed in the minute book of the Corporation.

Section 6: Action Without Meeting. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting by unanimous written consent of all the members of the respective committee. Such consent shall have the same force and effect as a meeting vote and may be described as such in any document.

Section 7: Telephone and Similar Meetings. Committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the holding of the meeting or the transacting of any business at the meeting on the ground that the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting.

Section 8: Removal from Committees. The Board of Directors may remove and/or replace any member of any committee at any time.

Section 9: Chairman of Committees. The chairman of the board shall appoint the chairman of each committee.

ARTICLE 5: OFFICERS

Section 1: Officers. The Board of Directors shall elect a President, a Secretary, and a Treasurer of the Corporation, and may elect a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, an assistant secretary, and an assistant treasurer. The Board of Directors may also create and establish other officer positions as it deems appropriate. The Board of Directors shall have the authority to appoint, or may authorize the chief executive officer to appoint, the persons who shall hold such offices specified herein and such other offices as may be established by the Board. Any two or more offices may be held by the same person.

Section 2: Term. Each officer shall serve at the pleasure of the Board of Directors until his or her death, resignation, or removal, or until his or her replacement is elected by the Board of Directors.

Section 3: Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4: Compensation. The compensation of all officers who are employees of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors.

Section 5: Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

Section 6: Resignation. An officer may resign at any time by delivering notice to the Corporation. Such resignation of an officer is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation of an officer is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date if it is provided that the successor does not take office until the effective date.

Section 7: Chairman of the Board. The office of the chairman of the board may be filled by the Board at its pleasure by the election of one of its members to the office. The chairman shall preside at all meetings of the Board, and shall perform such other duties as may be assigned to him by the Board of Directors.

Section 10: President. In the event no other person is designated the chief executive officer of the Corporation, or in the event that office is vacant either temporarily or otherwise, during such period the president shall serve as chief executive officer and have the duties of that office. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

Section 12: Secretary. The secretary or a board approved designee shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the treasurer or the assistant secretary. The secretary shall be under the supervision of the Board of Directors. He shall perform such other duties and have such other authority and powers as may from time to time be prescribed by the Board of Directors.

Section 14: Treasurer. The treasurer or a board approved designee shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in appropriate depositories. The treasurer or a board approved designee shall disburse the funds of the Corporation ordered by the Board of Directors, and prepare financial statements as they direct. The treasurer shall perform such other duties and have such other authority and powers as may from time to time be prescribed by the Board of Directors. The treasurer’s books and accounts shall be opened at any time during business hours to the inspection of any directors of the Corporation.

ARTICLE 6: INDEMNIFICATION

Section 1: Indemnification of Directors. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he, or a person for whom he is a legal representative (or other similar representative), is or was a director of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding. For purposes of this Article 6, all terms used herein that are defined in Section 33-8-500 of the Act or any subsequent provision or provisions of like tenor and import shall have the meanings so prescribed in such Section.

(b) Without limiting the provisions of Section 1(a) of this Article 6, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, the Corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this subsection (b). The determination of whether the director met the standard of conduct described in this subsection (b) shall be made in accordance with Section 33-8-550 of the Act or any subsequent provision or provision of like tenor and import.

Section 2: Advancement of Expenses. (a) With respect to any proceeding to which an Indemnified Person is a party because he is or was a director of the Corporation, the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the Indemnified Person’s reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in advance of final disposition of the proceeding.

(b) Without limiting the provisions of Section 2(a) of this Article 6, the Corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1(b) of this Article 6; (ii) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 6. The Corporation shall expeditiously pay the amount of such expenses to the director following the director’s delivery to the Corporation of a written request for an advance pursuant to this Section 2 together with a reasonable accounting of such expenses. The undertaking required by this Section 2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section 2 shall be made in the manner specified in Section 33-8-550 of the Act or any subsequent provision or provisions of like tenor and import.

Section 3: Indemnification of Officers and Employees. The Board of Directors shall have the power to cause the Corporation to indemnify, hold harmless and advance expenses to any officer or employee of the Corporation to the fullest extent permitted by public policy, by adopting a resolution to that effect identifying such officer, or employee (by position and name) and specifying the particular rights provided, which may be different for each of the persons identified. Any officer or employee granted indemnification by the Board of Directors in accordance with the first sentence of this Section 3 shall, to the extent specified herein or by the Board of Directors, be an “Indemnified Person” for the purposes of the provisions of this Article 6.

Section 4: Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer or employee of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer or employee, whether or not the Corporation would have the power to indemnify him against the same liability under this Article 6.

Section 5: Non-exclusivity of Rights; Agreements. The rights conferred on any person by this Article 6 shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, provision of the Articles, these Bylaws, vote of shareholders or otherwise. The provisions of this Article 6 shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article 6, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer or employee of the Corporation certain indemnification rights. Any such agreement between the Corporation and any such director, officer or employee of the Corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable law, even if it provides rights to such director, officer or employee more favorable than, or in addition to, those rights provided under this Article 6.

Section 6: Continuing Benefits; Successors. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article 6, the term “Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article 6 on the same terms and conditions and to the same extent as this Corporation.

Section 7: Interpretation; Construction. This Article 6 is intended to provide indemnification and advancement of expenses to the directors of the Corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. This Article 6 is also intended to permit, but not require, indemnification and advancement of expenses to the officers and employees of the Corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents the intended effects set forth in the first two sentences of this Section 7, such provision shall be of no effect in such situation. If at any time the Act is amended so as to permit broader indemnification rights to the directors, officers or employees of the Corporation, then these Bylaws shall be deemed to automatically incorporate these broader provisions so that these Bylaws shall have the intended effects set forth in the first two sentences of this Section 7.

Section 8: Amendment. Any amendment to this Article 6 that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article 6 to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 8 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person, except as to Post Amendment Event, without the prior written consent of such Indemnified Person.

Section 9: Severability. Each of the Sections of this Article 6, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article 6 that is not declared invalid or unenforceable.

ARTICLE 7: CERTIFICATES AND SHAREHOLDERS

Section 1: Certificates. A Certificate, in the form determined by the Board of Directors, shall be delivered to shareholders representing all shares of which such shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. At a minimum, each share certificate must state on its face: (a) the name of the Corporation and that it is organized under the laws of South Carolina; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate (a) must be signed (either manually or in facsimile) by at least two officers, including the president, a vice president or such other officer or officers as the Board of Directors shall designate; and (b) may bear the corporate seal or its facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate nevertheless remains valid.

Section 2: Issuance of Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, written contracts for services to be performed or other securities of the Corporation.

Section 3: Fractional Share Interests. The Board of Directors may authorize fractional shares or payment for the fractional fair market value of a share.

Section 4: Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of these Bylaws shall have been complied with.

Section 5: Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if: (a) the certificate is properly endorsed by the registered owner or by his duly authorized attorney; (b) the Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; (c) any applicable law relating to the collection of taxes has been complied with; and (d) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have actual notice.

Section 6: Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Section 7: Restrictions on Shares. The Board of Directors, on behalf of the Corporation, or the shareholders may impose restrictions on the transfer of shares to the maximum extent permitted by law. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 7 and its existence is noted conspicuously on the front or back of the certificate.

ARTICLE 8: AMENDMENT OF BYLAWS

Section 1: Shareholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the shareholders at which a quorum is present or represented by proxy, by the affirmative vote of the holders of two-thirds of each class of shares entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

ARTICLE 9: GENERAL PROVISIONS

Section 1: Distributions. The Board of Directors may authorize, and the Corporation may make, distributions, including dividends on its outstanding shares, subject to applicable law, as often, in such amounts, and at such time or times as the Board of Directors may decide.

Section 2: Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors.

Section 3: Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year, or as otherwise fixed by the Board of Directors.

Section 4: Seal. The Corporation’s seal shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

Section 5: Computation of Days. In computing any period of days prescribed hereunder the day of the act after which the designated period of days begins to run is not to be included. The last day of the period so computed is to be included.

Section 6: Construction. Whenever the context so requires, the masculine shall include the feminine, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 7: Headings. The headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of these Bylaws.